Exhibit 10.4

Stockholders Agreement

AMENDMENT AND WAIVER AGREEMENT, dated as of September 22, 2009, among the Parties Hereto (as defined below).

Preliminary statement

Certain capitalized terms used herein are defined in section 1 hereof.

The parties to the Stockholders Agreement entered into the Stockholders Agreement as of June 25, 2004.

Section 9.5(c) of the Stockholders Agreement provides that (a) the Stockholders Agreement may be amended by an instrument in writing signed by the Company, Lathi, Charter Mx and Stockholders holding a majority of the then outstanding shares of Voting Stock, (b) the observance of any term of the Stockholders Agreement may be waived with the written consent of the Company, Lathi, Charter Mx and Stockholders holding a majority of the then outstanding shares of Voting Stock and (c) any such amendment or waiver shall be binding upon each holder of any Company securities outstanding, each future holder of all such securities and the Company.

Subsequent to June 25, 2004, the Company became the successor in interest to MX Energy under the Stockholders Agreement and Denham became the successor in interest to Lathi under the Stockholders Agreement.

The Parties Hereto now wish to amend the Stockholders Agreement and to waive certain provisions thereunder and accordingly, for good and valid consideration, the sufficiency of which is acknowledged, agree as follows.

Agreement

1.                                      Definitions.  The following terms have the indicated meanings when used herein.

(a)                                 “Charter Mx” means Charter Mx LLC, a Delaware limited liability company.

(b)                                “Company” means MxEnergy Holdings Inc., a Delaware corporation.

(c)                                 “Denham” means Denham Commodity Partners LP, a Delaware limited partnership.

(d)                                “Effective Date” means the first date as of which all of the following shall have occurred:

(i)                                    the Restructuring Effective Date shall have occurred;

(ii)                                 this agreement shall have been executed and delivered by the Company; and

(iii)                              Joinder Agreements shall have been executed and delivered to the Company by or on behalf of Denham, Charter Mx and Stockholders holding a majority of the then outstanding shares of Voting Stock.

(e)                                 “Joinder Agreement” means any joinder agreement between the Company and a Joining Party in the form of exhibit A hereto executed and delivered by the Joining Party to the Company, pursuant to which the Joining Party irrevocably agrees to become a party to this agreement.

(f)                                   “Lathi” means Lathi LLC, a Delaware limited liability company.

(g)                                “MX Energy” means MxEnergy Inc., a Delaware corporation.

(h)                                “Parties Hereto” means each of the following:  (i) the Company; (ii) Denham; (iii) Charter Mx and (iv) each Stockholder who has executed and delivered to the Company a Joinder Agreement.

(i)                                    “Restructuring” means the pending restructuring of the Company’s outstanding debt pursuant to which the Company expects issue to its current debt holders and others a significant number of shares of common stock, as a result of which the total number of shares of common stock outstanding will increase substantially,

(j)                                    “Restructuring Effective Date” means the closing date of the Restructuring.

(k)                                 “Stockholder” has the meaning give such term in the Stockholders Agreement.

(l)                                    “Stockholders Agreement” means that certain Third Amended and Restated Stockholders’ Agreement, dated as of June 25, 2004, by and among MxEnergy Inc., Charter Mx, the parties listed on Exhibit A annexed thereto, Lathi, Jeffrey A. Mayer, Carol R. Artman-Hodge and Daniel P. Burke, Sr. and the individuals and entities listed on Exhibit B annexed thereto, as amended prior to the date hereof.

(m)                              “Voting Stock” has the meaning give such term in the Stockholders Agreement.

2.                                      Waiver.  The Parties Hereto agree to waive all rights and to release all obligations of parties to the Stockholders Agreement arising under the Stockholders Agreement, such waiver and release to become effective immediately prior to the Effective Date.  The intention of this section 2 is that all rights and obligations arising under the Stockholders Agreement shall be waived effective immediately prior to the Effective Date.

3.                                      Amendment.  The Parties Hereto agree to amend the Stockholders Agreement by deleting all provisions thereof, such amendment to become effective on the Effective Date.  The intention of this section 3 is to terminate all rights and obligations of all parties under the Stockholders Agreement effective as of the Effective Date.

4.                                      Effectiveness of this agreement; termination of this agreement; Joinder Agreements.

(a)                                 This agreement will become binding upon the Company upon execution of this agreement by the Company and shall become binding on each person or entity who executes and delivers to the Company a Joinder Agreement upon such execution and delivery; provided that sections 2 and 3 hereof shall become effective only when and as specified in those sections.  Any person or entity who executes and delivers to the Company a Joinder Agreement shall thereby become a party hereto.

(b)                                This agreement shall terminate and cease to be binding on the Company and any person or entity who has executed and delivered to the Company a Joinder Agreement on December 31, 2009 if but only if the Effective Date shall not have occurred by December 31, 2009.

5.                                      Miscellaneous provisions.

(a)                                 Further Assurances.  Each Party Hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party Hereto reasonably may request in order to carry out the intent and accomplish the purposes of this agreement.

(b)                                Governing Law.  This agreement shall be governed by and construed under the laws of the State of Delaware.

(c)                                 Jurisdiction and venue; waiver of jury trial.

(i)                                    The jurisdiction and venue in any action brought by any Party Hereto pursuant to this agreement shall properly lie in any federal or state court located in the City and State of New York.  By execution and delivery of this agreement, each Party Hereto irrevocably submits to the jurisdiction of such courts for himself, herself or itself and in respect of his, her or its property with respect to such action.  The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.  The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(ii)                                 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE INVESTORS.

(d)                                Entire Agreement; Amendment; Waiver.  This agreement:  (a) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (b) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, (c) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company, Denham, Charter Mx and Stockholders holding a majority of the then outstanding shares of Voting Stock, provided, however, that any amendment which would affect any Stockholder materially and adversely in a manner that is disproportionate to other similarly situated Stockholders shall require the consent of such Stockholder.  Any amendment effected in accordance with this section shall be binding upon each holder of any Company securities outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

(e)                                 Binding Effect; Assignment.  This agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

(f)                                   Headings; Execution in Counterparts.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.  Facsimile counterpart signatures to this agreement are valid.

(g)                                Pronouns.  Whenever the context may require, any pronouns used in this agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h)                                Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

IN WITNESS WHEREOF, the undersigned has caused this agreement to be executed on its behalf as of the date first written above.

MXENERGY HOLDINGS INC.

By:	/s/ Jeffrey A. Mayer
Name:	Jeffrey A. Mayer
Title:	President

OTHER PARTIES HERETO: see Joinder Agreements

[Signature Page to Amendment & Waiver (SHA)]

Exhibit A

Form of Joinder Agreement

Joinder Agreement, dated as of                  , 2009, between MXenergy Holdings Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (the “Joining Party”).

Preliminary statement

Reference is made to the Amendment and Waiver Agreement, dated as of September 22, 2009, among the Company and various Stockholders (the “Amendment and Waiver Agreement”).  Terms defined in the Amendment and Waiver Agreement and used herein have the same meaning herein as therein.

The Joining Party wishes to become a party to the Amendment and Waiver Agreement and accordingly agrees as follows.

Agreement

1.                                      The Joining Party hereby irrevocably agrees to become a party to the Amendment and Waiver Agreement.

2.                                      This agreement and the Amendment and Waiver Agreement shall become binding on the Joining Party upon execution and delivery to the Company of this agreement by the Joining Party.

IN WITNESS WHEREOF, the Joining Party has executed this Joinder Agreement or caused this Joinder Agreement to be executed on its behalf as of the date first set forth above.

JOINING PARTY:

GREENHILL CAPITAL PARTNERS, L.P.

GREENHILL CAPITAL PARTNERS (CAYMAN), L.P.
GREENHILL CAPITAL PARTNERS (EXECUTIVES), L.P.

GREENHILL CAPITAL, L.P.

By: GCP Managing Partner, L.P., a managing general partner of each of the foregoing partnerships

By: Greenhill Capital Partners, LLC, its general partner

By:	/s/ [Illegible]
Name:	[Blank]
Title:	[Blank]

Address for Notices:
300 Park Avenue, 23rd Floor
New York, NY 10022
Attention General Counsel

[Signature Page to Amendment & Waiver (SHA) Joinder]

JOINING PARTY:

CHARTER MX LLC
By: Charterhouse Equity Partners IV, L.P., its managing member

By: CHUSA Equity Investors IV, L.P., its general partner

By: Charterhouse Equity IV, LLC, its general partner

By:	/s/ William M. Landuyt
Name: William M. Landuyt
Title: Authorized Signatory

Address for Notices:
c/o Charterhouse Group, Inc.
535 Madison Avenue
New York, NY 10022
Attention: William Landuyt

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Attention: Lauren K. Boglivi, Esq.

[Signature Page to Amendment & Waiver (SHA) Joinder]

JOINING PARTY:

DENHAM COMMODITY PARTNERS FUND LP

By: Denham Commodity Partners GP LP

By: Denham GP LLC
By:	/s/ Paul Winters
Name: Paul Winters
Title: Authorized Signatory

Address for Notices:
200 Clarendon Street, 25th Floor
Boston, MA 02116
Attention: Stuart Porter

[Signature Page to Amendment & Waiver (SHA) Joinder]

JOINING PARTY:

/s/ Jeffrey A. Mayer
Jeffrey A. Mayer

[Signature Page to Amendment & Waiver (SHA) Joinder]

JOINING PARTY:

/s/ Carole R. Artman-Hodge
Carole R. Artman-Hodge

[Signature Page to Amendment & Waiver (SHA) Joinder]

JOINING PARTY:

/s/ Chaitu Parikh
Chaitu Parikh

[Signature Page to Amendment & Waiver (SHA) Joinder]

JOINING PARTY:

PEQUOT ENTERPRISES LLC

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: Managing Member

[Signature Page to Amendment & Waiver (SHA) Joinder]

JOINING PARTY:

CAROLE R. ARTMAN-HODGE 7 YR GRAT

By:	/s/ Carole R. Artman-Hodge
Name: Carole R. Atman-Hodge
Title: [Blank]

[Signature Page to Amendment & Waiver (SHA) Joinder]

JOINING PARTY:

JED COMMUNICATIONS ASSOCIATES

By:	/s/ Daniel G. Bergstein
Name: Daniel G. Bergstein
Title: President

[Signature Page to Amendment & Waiver (SHA) Joinder]